UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2017 (November 9, 2017)

LIBERTY TAX, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Liberty Tax, Inc. (the “Company”), dated November 9, 2017 and filed on November 13, 2017 (the “Original Form 8-K”). This Form 8-K/A is being filed to provide updated information and amends and restates Item 5.02 of the Original Form 8-K.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, John Garel informed the Board of Directors of the Company (the “Board”) that he does not intend to stand for re-election to the Board at the Company’s 2018 Annual Stockholders Meeting due to his concerns about recent Company events. Mr. Garel currently serves as the chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and the Compensation Committee of the Company.

In a letter to the Board, dated November 10, 2017, Mr. Garel’s decision to not stand for re-election was a result of his concerns about the impact of recent events following an investigation lead by the Audit Committee relating to the conduct of John Hewitt, the Chairman of the Board and sole holder of Class B Common Stock, who was terminated from his position as the Chief Executive Officer of the Company on September 5, 2017. The foregoing description of this letter is qualified in its entirety by reference to the full text of the letter, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Letter from John Garel, dated November 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: November 13, 2017	By:	/s/ Vanessa Szajnoga
Vanessa Szajnoga
Vice President and General Counsel